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                                                                   EXHIBIT 10.33

                                                                     Translation

           EQUITY TRANSFER AND CAPITAL INCREASE AGREEMENT FOR BEIJING PERSPECTIVE ORIENT MOVIE AND TELEVISION INTERMEDIARY CO. LTD

This agreement was signed by the following parties in Beijing, China, on June 26th, 2006:

Party A:   Beijing Century Media Culture Co., Ltd (hereafter as the "Purchaser")
           Address: 18-338 Construction Rd, Kaixuan Avenue, Liangxiang, Fangshan District, Beijing

Party B: Hunan Television and Broadcast Intermediary Co., Ltd. (hereafter as "Hunan TV")
           Address: Gold Eagle Movie and TV Cultural Town, East of Liuyang Bridge, Changsha City, Hunan Province

Party C:   Shenzhen Ronghan Investment Co. Ltd (hereafter as "Ronghan
           Investment")
           Address: Section F, Fl. 31, Shenzhen Special District Newspaper Tower, Futian District, Shenzhen City

Party D: Beijing Perspective Orient Movie and Television Co. Ltd (hereafter as "Perspective Orient")
           Address: Building 5, 46 Taiping Road, Haidian District, Beijing

The above signing parties are collectively referred to as the "parties".

Whereas:

1. Perspective Orient is a corporation with limited liabilities, incorporated according to the laws of China, with a registered capital of RMB 1,000,000,000.

2. Hunan TV is a limited-liability company, incorporated according to the laws of China, and holds 90% of the equity of Perspective Orient on the date of execution of this agreement; Ronghan Investment is a limited-liability corporation, incorporated according to the laws of China, and holds 10% of the equity of Perspective Orient on the date of execution of this agreement.

3. Hunan TV, Ronghan Investment, and the Purchaser agree that Hunan TV sells to the Purchaser part of its equity of Perspective Orient pursuant to the articles set up under


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     this agreement, and that the Purchaser purchases the concerned equity
     ("this equity transfer") pursuant to the terms in this agreement; at the same time, the Purchaser is to increase capital in Perspective Orient ("this capital increase") pursuant to the terms in this agreement, and after the completion of this equity transfer and this capital increase, the Purchaser will hold 51% of the equity of Perspective Orient.

In order to complete this equity transfer and this capital increase, the parties have agreed on the following:

ARTICLE 1 EQUITY TRANSFER AND CAPITAL INCREASE

1.1 The parties agree that Hunan TV transfers part of its equity of Perspective Orient to the Purchaser pursuant to the terms in this agreement, and that the Purchaser increases capital in Perspective Orient. After the completion of this equity transfer and this capital increase, the Purchaser will hold 51% of the equity of Perspective Orient.

1.2 This equity transfer and this capital increase will be implemented as follows:

     (1) Hunan TV transfers 42.67% of the equity of Perspective Orient to the Purchaser and the Purchaser makes payments to Hunan TV for the equity transfer pursuant to this agreement;

     (2) After the parties have completed this equity transfer, the registration of changes with the Industry and Commerce Administration Bureau, and the changes in the corporate register of shareholders, the Purchaser increases capital in Perspective Orient by RMB 17,000,000 pursuant to this agreement. After the completion of the capital increase, the registered capital for Perspective Orient reaches RMB 117,000,000, and the portion of equity of Perspective Orient that the Purchaser holds reaches 51%.

1.3 The parties should all unconditionally sign and provide all the required documents for performing this equity transfer and this capital increase, and make sure that they complete relevant legal procedures for this equity transfer and this capital increase according to the Purchaser's reasonable request pursuant to relevant laws and regulations before the date approved by Hunan TV and the Purchaser, including but not limited to adopting resolutions at the shareholders' meeting and


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     at the Board of Directors, issuing certificates of capital, and administering changes in the registration with the Industry and Commerce Administration Bureau.

1.4 Ronghan Investment hereby agrees that it irrevocably and unconditionally abandons its pre-emptive purchase right to this equity transfer and the purchase right to this capital increase, and is committed to its due duties to facilitate the completion of this equity transfer and this capital increase, including but not limited to signing documents of shareholders' resolutions, revising Articles of Association, and assisting in making the changes in registration with the Industry and Commerce Administration Bureau.

1.5 Hunan TV hereby agrees that it irrevocably and unconditionally abandons its purchase right to this capital increase, and is committed to its due duties to facilitate the completion of this equity transfer and this capital increase, including but not limited to signing documents of shareholders' resolutions, revising Articles of Association, and assisting in making the changes in registration with the Industry and Commerce Administration Bureau.

ARTICLE 2 PAYMENTS OF EQUITY TRANSFER AND PAYMENTS OF CAPITAL INCREASE

2.1 After Hunan TV's consultation with the Purchaser, it is agreed that the transfer price for this equity transfer is set to be RMB 32,000,000. The first payment of equity transfer funds (RMB 7,500,000) ("the first phase amount for the equity transfer") and the capital increase payment (RMB 17,000,000) should be made on the 15th business day after the Purchaser provides to the vendor a transaction confirmation letter in writing, payable into Beijing Perspective Orient Joint Account, and agreed that the required legal documents to administer the equity transfer and capital increase be signed;

2.2 Within 3 business days upon the issuance of the new business license ("new business license") to Beijing Perspective Orient, the Purchaser should provide to the vendor the certificate from the Industry and Commerce Administration Bureau that verifies that the registered capital of Beijing Perspective Orient has increased to RMB 117,000,000 and the certificate that verifies that the Purchaser has been registered as holding 51% of the equity of Beijing Perspective Orient. The Purchaser, upon receiving these documents, should finish reviewing them within


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     5 business days and provide the closing notification letter after verifying that the equity transfer and the capital increase have been completed to the satisfaction of the Purchaser. The vendor should administer the closing procedures on the date specified in the closing notification letter ("closing date") and jointly administer the closing procedures with the Purchaser, and submit all the documents required for corporate operations to the vendor for examination and verification ("closing").

2.3 Under the premise that the closing is completed in the form that the parties have verified, the Purchaser and Beijing Perspective Orient should release an amount equal to the "first phase amount for the equity transfer" from Beijing Perspective Orient Joint Account to Hunan TV as part of the equity transfer funds and further, the Purchaser should make a payment for the balance of the equity transfer funds (with the amount of RMB24,500,000) to Hunan TV.

ARTICLE 3 DOCUMENTS AND REGISTRATION

3.1 When this agreement is signed, the relevant parties should sign the Articles of Association of Perspective Orient (hereafter as "New Articles of Association"), which is an appendix to this agreement and all the legal documents necessary for completing this equity transfer and this capital increase, including but not limited to resolutions at shareholders' meetings.

3.2 The relevant parties agree that after the completion of this equity transfer, the Board of Directors of Perspective Orient consists of 5 members, with 3 of them appointed by the Purchaser. The number of board members and those that make up the board are verified in the new Articles of Association. The Purchaser should notify Perspective Orient of the list of members it has appointed as soon as possible.

ARTICLE 4 TRANSFEROR'S WARRANTIES

4.1 On the date of signing of this agreement, Hunan TV and Ronghan Investment respectively warrants to the Purchaser that:

     (1) Each of them is a lawfully subsisting business entity that is lawfully incorporated according to the laws of the People's Republic of China;

     (2)  Their execution and performance of this agreement:


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          i.   Is within their scope of power and business;

          ii. Shows that each party has taken or will take necessary corporate action to give appropriate authorization;

          iii. Is not in violation with laws that are binding or having impact on it or in violation with restrictions of contracts.

     (3) When signing this agreement, it has effectively obtained ownership, usage, benefit and disposition rights to the equity it owns of Perspective Orient, and the equity held has not been seized by the government, frozen, or encumbered with any guarantee rights.

4.2 Hunan TV and Ronghan Investment undertakes to bear all economic and legal liabilities that arise from violating the warranties in the above articles and to pay for any possible losses to the Purchaser. However, if Hunan TV and Ronghan Investment's violation of the above warranties is caused by reasons of the Purchaser, it should not be included.

4.3 Hunan TV and Ronghan Investment are committed to their joint and several responsibilities with respect to the duties and responsibilities under this agreement.

ARTICLE 5 TRANSFEREE'S WARRANTIES

5.1  On the signing date of this agreement, the Purchaser warrants that:

     (1) The Purchaser is a lawfully subsisting business entity that is lawfully incorporated according to the laws of the People's Republic of China;

     (2)  The Purchaser's execution and performance of this agreement:

          i.   Is within its scope of power and business;

          ii. Shows that it has taken or will take necessary corporate action to give appropriate authorization;

          iii. Is not in violation with laws that are binding or having impact on it or in violation with restrictions of contracts.

5.2 The Purchaser undertakes to bear all economic and legal liabilities that arise from violating the warranties in the above article(s) and to pay for any possible losses to Hunan TV. However, if the violation of the above warranties is caused by reasons of Hunan TV, it should not be included.


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ARTICLE 6 PROFIT AND LOSS SHARING AFTER THE EQUITY TRANSFER

6.1 From April 1, 2006, the profits and losses of Perspective Orient should be shared according to the proportion of equity held by the parties after this equity transfer and this capital increase.

ARTICLE 7 TAX

7.1 Except where there are other agreements between the two parties, the tax involved in the equity transfer under this agreement is to be lawfully borne respectively by the parties and Perspective Orient pursuant to the laws of the People's Republic of China and to the current relevant regulations specified by relevant government departments.

ARTICLE 8 TRANSFER OF THE AGREEMENT

8.1 Unless approved in writing by the other party, none of the parties shall transfer this agreement or any part of this agreement or any rights, benefits and duties under this agreement to any third party. However, if the Purchaser transfers its equity of Perspective Orient to a third party, then the Purchaser has the right to transfer its rights, benefits and/or duties under this agreement to the third party transferee of the equity.

ARTICLE 9 CONFIDENTIALITY

9.1 After the signing of this agreement, unless with advance written approval from the other party, all the parties should be committed to the following duties of confidentiality, whether or not the equity is completed or whether or not this agreement has been terminated, discontinued, dismissed, believed to be invalid or is completed:

     (1) None of the parties is to disclose to any third party this agreement and the transactions under this agreement and any documents related to the equity transfer (hereafter as "confidential documents");


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     (2)  The parties can only use the confidential documents and their content for the purpose of transactions under this agreement and not for any other purpose.

9.2 If the two parties in this agreement disclose confidential documents for the following reasons, they are not restricted by article 9.1:

     (1) Disclose to the parties in this agreement, directors, supervisors, and senior management of Perspective Orient, and financial consultants, accountants and lawyers hired by the parties;

     (2)  In observance of obligatory rules of laws and regulations;

     (3)  As required by government administrations.

ARTICLE 10 LIABILITIES FOR BREACHING THE AGREEMENT

10.1 If a party in this agreement breaches the agreement and causes the agreement not to be performed or not to be fully performed, the responsibilities arising from breaching should be borne by the breaching party. If both parties breach the agreement, then each party should bear the responsibilities arising from its own breaching.

10.2 From the date of signing this agreement, if it requires the parties to cooperate in preparing application materials, official stamps and etc. in the process of implementing the agreement, both parties should reasonably and actively cooperate and should never cause delay. The party that causes losses to other parties should be liable for claims for the losses.

10.3 For responsibilities due to force majeure and not due to either of the parties and leading to inability to complete the equity transfer, both parties are mutually exempt from legal liabilities.

10.4 In case of errors of any party that lead to inability to perform the application for approval of the equity transfer and the procedure for changes in registration with the Industry and Commerce Administration Bureau pursuant to the terms in this agreement, the party committing errors should compensate the non-defaulting party to the agreement for the actual losses in full amounts.


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10.5 This article shall still survive even if this agreement is terminated, discontinued, dismissed or believed to be invalid.

ARTICLE 11 NOTIFICATION

11.1 Any notification under this agreement or notifications related to this agreement sent by any party in this agreement should be in writing. In the case of delivery by a designated person, sending a registered mail to an address verified by all parties, or sending to another address the addressee provided in writing 10 days in advance, the notification is considered to have been delivered.

11.2 Any notification delivered by a designated person is deemed to have been delivered upon the signing by the addressee. If a registered mail is used, it is deemed to have been delivered 7 days after it was sent to the address of the addressee.

ARTICLE 12 CHANGES AND AMENDMENTS

12.1 The changes and amendments to this agreement should be made in writing after the parties consult with each other and reach consensus.

12.2 The changes and amendments to this agreement constitute an inseparable part of this agreement.

ARTICLE 13 APPLICABLE LAWS AND DISPUTE RESOLUTIONS

13.1 This agreement is governed under the jurisdiction of the laws of the People's Republic of China.

13.2 All disputes arising from the implementation of this agreement should be resolved by way of friendly consultation between Party A and Party B. If a consultation fails, either party can submit the dispute to Shanghai Branch-Committee of China International Economic and Trade Arbitration Committee for it to mediate according to the then applicable rules of arbitration.

13.3 The arbitration award is final and is binding on the parties. The arbitration fee is borne by the losing party.


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13.4 Except for issues of disputes submitted for arbitration, the parties should continue to perform the other articles of this agreement.

ARTICLE 14 INTERPRETATION OF THE AGREEMENT

14.1 When controversy happens among the parties in the understanding of the articles in this agreement, it is up to the parties to jointly interpret according to the principles of honesty, credibility, fairness, and rationality as well as according to transaction conventions. If no unified interpretation can be reached, it should be dealt with according to Article 13 in this agreement.

ARTICLE 15 EFFECTIVENESS AND LANGUAGES

15.1 This agreement comes into effect on the date when the authorized representatives from the parties have signed, officially stamped, and approved by the Board of Directors respectively of the Purchaser and Hunan TV.

15.2 This agreement is written in Chinese and does not have duplicates in other languages.

15.3 This agreement comes in 8 original copies, one for each party and the rest for use in submitting to government administrations for review and approval and for conducting changes in the registration with the Industry and Commerce Administration Bureau.


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                           THE SIGNATURE PAGE FOR THE
 "EQUITY TRANSFER AND CAPITAL INCREASE AGREEMENT FOR BEIJING PERSPECTIVE ORIENT
                  MOVIE AND TELEVISION (INTERMEDIARY) CO. LTD"

Party A: Beijing Century Media Culture Co., Ltd.
[Company chop of Beijing Century Media Culture Co., Ltd.]


Authorized Representative: /s/
                           ---------------------------


Party B: Hunan Television and Broadcast Intermediary Co., Ltd.
[Company chop of Hunan Television and Broadcast Intermediary Co., Ltd.]


Authorized Representative: /s/
                           ---------------------------


Party C: Shenzhen Ronghan Investment Co., Ltd.
[Company chop of Shenzhen Ronghan Investment Co., Ltd.]


Authorized Representative: /s/
                           ---------------------------


Party D: Beijing Perspective Orient Movie and Television Co., Ltd.
[Company chop of Beijing Perspective Orient Movie and Television Co., Ltd.]


Authorized Representative: /s/
                           ---------------------------


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